FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Asia Partners China Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-1287088
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1801-03, 18F, One Lu Jia Zui, 68 Yin Cheng Middle Road, Pudong, Shanghai, 200120 China
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☒

Securities Act registration statement file number to which this form relates:
   333-147741    (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered

Units, each consisting of one share of common stock, par value $0.0001 per share, and one warrant

Common Stock, par value $0.0001 per share

Warrants

Item 1. Description of Registrant’s Securities to be Registered.

General

The information required by this item is contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-147741). This information is incorporated herein by reference.

Item 2. Exhibits.

*3.1	Second Amended and Restated Certificate of Incorporation

*3.2	By-Laws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, which was originally filed with the Securities and Exchange Commission on November 30, 2007, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW ASIA PARTNERS CHINA CORPORATION

Dated: September 25, 2008	By:	/s/ Elliot Friedman
Name: Elliot Friedman
Title: Vice Chairman